CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 2, 2007

Date of Report

(Date of Earliest Event Reported)

TRIPLE A MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-142979	20-4846807
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation)

604 Creekview, Ovilla, Texas 75154

(Address of principal executive offices (zip code))

214-576-0066

(Registrant’s telephone number, including area code)

ITEM 8.01.

OTHER EVENTS

On July 6, 2007, our Registration Statement on Form SB-1 filed with the U.S. Securities and Exchange Commission became effective. Under the SB-1, we offered for sale a minimum of 150,000 shares at $0.50 per share or $75,000 and a maximum of 1,000,000 shares at $0.50 or $500,000. On November 2, 2007, we had raised $110,500 which we then deposited in our account in accordance with the terms of our Registration Statement. All additional funds we raise will be deposited directly into our bank account.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

20.0

Form SB-1 and Amendments filed with the U.S. Securities & Exchange Commission, and available on their website, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE A MEDICAL, INC.

By:  /s/  P. Morgan McCune

P. Morgan McCune

Chief Executive Officer

Dated:  December 17, 2007

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